UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 18, 2017

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

86 Hopmeadow Street, Weatogue, CT	06089
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, SBT Bancorp, Inc.'s primary operating subsidiary, The Simsbury Bank & Trust Company, Inc. (the "Bank"), entered into a Supplemental Executive Retirement Agreement (the "SERP Agreement") with Richard J. Sudol, the Bank's Senior Vice President and Chief Financial Officer.

The SERP Agreement is an unfunded, non-qualified supplemental retirement program for Mr. Sudol and provides for supplemental retirement benefits payable in installments over 15 years upon his attainment of normal retirement age of 65.  Under the SERP Agreement, the projected retirement benefit for Mr. Sudol, assuming he has been employed by the Bank through December 31, 2026, is $30,000 per year, with such payments beginning on the first day of the month after he turns 65 years old.  The retirement benefits vest in 10% increments on December 31st of each of the ten calendar years commencing with 2017 and are capped at the aforementioned $30,000 per year.

The SERP Agreement also contains restrictive covenants that may result in Mr. Sudol forfeiting all accrued benefits should he (i) be terminated for cause, (ii) be removed by regulatory order, or (iii) during the term of the SERP Agreement and within 12 months following his termination of employment with the Bank, accept employment with a competing financial institution, solicit Bank employees to work for another entity, compete against the Bank by assisting another entity to provide banking products or services to the Bank's customers or disclose any of the Bank's confidential information.

In the event of a change in control of the Bank prior to Mr. Sudol reaching his normal retirement age of 65 and Mr. Sudol's employment with the Bank is terminated for reasons other than death or disability within 24 months of such change in control, Mr. Sudol will be entitled to receive a retirement benefit of $30,000 per year, with such payments beginning on the first day of the month after he turns 65 years old, regardless of whether his retirement benefit has fully vested.

The foregoing description of the SERP Agreement is not complete and is qualified in its entirety by reference to the full text of the SERP Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Supplemental Executive Retirement Agreement, adopted as of January 18, 2017, by and between The Simsbury Bank & Trust Company, Inc. and Richard J. Sudol.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Name: Martin J. Geitz
Title: President & Chief Executive Officer

Dated:  January 18, 2017

Exhibit Index
Exhibit No.	Description

10.1	Supplemental Executive Retirement Agreement, adopted as of January 18, 2017, by and between The Simsbury Bank & Trust Company, Inc. and Richard J. Sudol.